SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2005

AMH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-115543 (Commission File Number)	16-1693178 (I.R.S. Employer Identification No.)

3773 State Road Cuyahoga Falls, Ohio (Address of principal executive offices)	44223 (Zip Code)

Registrant’s telephone number, including area code: 1-800-257-4335

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A hereby amends and restates in its entirety Item 2.05 of the current report on Form 8-K filed by AMH Holdings, Inc. (“AMH or the “Company”) on November 19, 2004, to provide the estimates required to be reported under Item 2.05, which were previously omitted from the Form 8-K filed on November 19, 2004 as permitted by Item 2.05.

Item 2.05. Costs Associated with Exit or Disposal Activities

On November 16, 2004, Associated Materials Incorporated (“AMI”), which is the indirect wholly-owned subsidiary of AMH, announced a plan to close its vinyl siding manufacturing plant located in Freeport, Texas. The Company expects to incur a total of approximately $7.5 million in pre-tax charges.

The closing of the plant, which is expected to be completed in the second quarter of 2005, is being taken to rationalize production capacity and reduce fixed costs. The Company believes it has sufficient capacity at its other facilities to meet anticipated sales of vinyl siding and accessories. Additionally, the Company believes it can improve product quality and efficiency by upgrading equipment at its remaining facilities.1

These plant closure costs include asset write-downs of approximately $3.6 million, relocation costs for certain equipment and employees and facility shut down costs of approximately $3.1 million, contract termination costs of approximately $0.5 million and employee severance costs of approximately $0.3 million. The Company anticipates cash expenditures associated with this closure to be approximately $3.7 million, of which $0.3 million was incurred during the fourth quarter of 2004, with the remaining cash expenditures to be incurred during the first half of 2005.

This current report on Form 8-K/A includes certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to the Company that are based on the beliefs of the Company’s management. When used in this Form 8-K/A, the words “may,” “will,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue” or similar expressions identify forward-looking statements. Such statements reflect the current views of the Company’s management with respect to its operations and results of operations regarding the home building industry, economy, interest rates, availability of consumer credit, employment trends, levels of consumer confidence, consumer preferences, raw material costs and availability, national and regional trends in new housing starts, weather conditions, its ability to comply with certain financial covenants in loan documents governing its indebtedness, level of competition within its market, availability of alternative building products, its level of indebtedness, costs of environmental compliance, increase in capital expenditure requirements, potential conflict between Alside and Gentek distribution channels, achievement of anticipated synergies and operational efficiencies from the acquisition of Gentek, its ability to consummate the Freeport plant closing by the end of the second quarter of 2005, its ability to consolidate manufacturing production, reduce costs and meet customer requirements, and general economic conditions. These statements are subject to certain risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as expected, intended, estimated, anticipated, believed or predicted.2

[1]	From Form 8-K filed on November 19.

[2]	From forward-looking statement in Form 8-K filed on November 19.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMH HOLDINGS, INC.
Date: February 28, 2005	By:	/s/ D. Keith LaVanway
D. Keith LaVanway
Vice President – Finance, Chief Financial Officer, Treasurer and Secretary